EXHIBIT 10.1

FORM OF

AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE (the “Amendment”) is made effective as of June __, 2017 (the “Effective Date”) by and between IDdriven, Inc., a Nevada corporation (the “Company”) and [__] (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain Secured Convertible Promissory Note originally issued by the Company to the Holder on September 21, 2016, in the original principal amount of $[__] (the “Note”); and

B. In exchange for such other good and valuable consideration provided for in this Amendment.

C. The Parties desire to amend the Note, terminate a stock pledge and an intellectual property security agreement entered into in connection with certain financing transactions involving the Company as set forth below and take such further action as set forth below as part of the Company’s efforts to more closely unify the rights of holders of its convertible debt and other convertible instruments.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Liquidated Damages. As a result of the Company’s failure to deliver shares of its Common Stock for more than 30 days after the Holder’s efforts to effectuate a conversion under the Note, the principal amount of the Note is hereby increased by $[__], the liquidated damages amount provided for in Section 1.4(g) of the Note. Consequently, upon execution of this Amendment, the principal balance of the Note shall be $[__].

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2. Conversion Price. Section 1.2 of the Note shall be replaced in its entirety with the following:

1.2(a) Conversion Price.

(a) Calculation of Conversion Price. The Conversion Price shall equal to the Variable Conversion Price (as defined herein) (subject, in each case, to adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the Issue Date) (also subject to adjustment as further described herein). The "Variable Conversion Price" shall mean 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the closing bid price on the OTCQB, OTC Pink or applicable tier of the OTC Markets or other trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder in Holder’s sole discretion (i.e. Quote Stream), or if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. If the Trading Prices cannot be calculated for such security on such date in the manner provided above, the Trading Prices shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Prices are required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. In the event that shares of the Borrower’s Common Stock are not deliverable via DWAC following the conversion of any amount hereunder, an additional ten percent (10%) discount shall be factored into the Variable Conversion Price until this Note is no longer outstanding (resulting in a discount rate of 50% assuming no other adjustments are triggered hereunder).

3. Extension of Maturity Date. The Maturity Date of the Note shall be extended for a period of six (6) months from the Effective Date. So long as there shall not exist a Triggering Event under the Note, the Company has the right to extend the Maturity Date for an additional period of six (6) months.

4. Reservation of Shares Issuable Upon Conversion. The Company covenants that within 30 days from the Effective Date it will increase the number of authorized shares of its Common Stock to an amount that will allow it to keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to two times the Required Minimum Shares for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions set forth in the Note) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. “Required Minimum Shares” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable upon conversion in full of the Notes (including shares of Common Stock issuable as payment of interest on the Notes), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 100% of the then Conversion Price on the Trading Day immediately prior to the date of determination. The Company shall make a determination of the Required Minimum Shares as of the Effective Date and within 10 days after the end of each calendar quarter so long as any portion of the principal amount due and any accrued interest remains outstanding. Within 30 days from the Effective Date and from time to time upon the Company’s making a determination of the Required Minimum Shares as provided for herein, the Company shall deliver to the Holder a share reservation agreement signed by the Company and its transfer agent in a form satisfactory to the Holder reflecting a reservation of the number of shares of Common Stock as provided for in this Section 3.

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5. Release of Collateral and Guaranty. The Holder hereby agrees that the following agreements are hereby terminated in all respects as of the Effective Date: (i) Stock Pledge Agreement entered into among the Company, Berlisa B.V., Sterling Skies B.V. and Legal & Compliance, LLC dated as of September 12, 2016, as amended (the “Stock Pledge Agreement”), (ii) the Intellectual Property Security Agreement entered into among the Company, Taconic Group, LLC and R&T Sports Marketing, Inc. dated as of September 12, 2016 and by way of a joinder, Monbridge, Inc. and Summit Trading, Ltd. (collectively, the “Intellectual Property Agreement”) and (iii) any rights the Holder may have, if any, in the Amended and Restated Stock Pledge Agreement entered into among Arend Dirk Verweij (“Verweij”), R & T Sports Marketing, Inc. (“R & T”) and Legal & Compliance, LLC, as escrow agent, dated as of September 12, 2016 (the “Amended and Restated Pledge Agreement”) whereby Verweij pledged to R & T as collateral for the promissory note identified in such agreement, 17,910,000 shares of the Company’s common stock owned by Eagle Consulting, LLC, an entity owned or controlled by Verweij. As a result of the termination of the Stock Pledge Agreement and the Amended and Restated Pledge Agreement, the Collateral Agent is hereby authorized to return the shares of the Company’s common stock to the party that pledged such shares pursuant to the respective pledge agreements.

6. Forbearance and Waiver. Subject to the terms and conditions herein, the Holder agrees that it will forbear from exercising any of its rights or remedies under the Note as the result of any Triggering Event or any other event or circumstance giving rise to the payment of any liquidated damages or other amounts existing as of the date hereof.

7. Governing Law and Venue. The Company and Holder each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Note or related to any matter which is the subject of or incidental to this Note (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Palm County, Florida; provided, however, Holder may, at the Holder’s sole option, elect to bring any action in any other jurisdiction. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Company and Holder each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Company hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Company, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Company and Holder hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

8. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note and the Subscription Agreement, where applicable. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Note unless otherwise provided. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

IDdriven, Inc.		[__]

By:		By:
	Arend Verweij	Name:
	Chief Executive Officer	Title:

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